CONSENT OF INDEPENDENT ACCOUNTANTS
















We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Commission Registration File No. 2-76476; File No. 2-79004; and File No. 33-32700) of PORTEC, INC. of our report dated February 16, 16, 1995 appearing on page 33 of the 1994 Annual Report to Stockholders which is incorporated in this Annual Report on form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 17 of this Form 10-K.



Price Waterhouse LLP

Chicago, Illinois
March 24, 1995